                                                   Registration No. 333-________

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington,  D.C. 20549
                         __________________________

                                  FORM  S-3

                           REGISTRATION STATEMENT

                                    Under

                         The Securities Act of 1933
                         ___________________________

                          ENERGY WEST, INCORPORATED
           (Exact name of registrant as specified in its charter)

          MONTANA                                    81-0141785
(State or other jurisdiction of                   (I.R.S. Employer
incorporation or organization)                   Identification No.)

                  1 First Avenue South, 1 River Park Tower
                                P.O. Box 2229
                       Great Falls, Montana 59403-2229
                               (406) 791-7500
       (Address, zip code, and telephone number, including area code, of registrants' principal executive offices)

                                                   Copy to:
John C. Allen, Esq.                                Bruce A. MacKenzie, Esq.
Corporate Counsel                                  Dorsey & Whitney LLP
Energy West, Incorporated                          507 Davidson Building
1 First Avenue South                               8 Third Street North
Great Falls, Montana  59401                        Great Falls, Montana  59401
(406) 791-7503                                     (406)  727-3632
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. /X/

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /__/

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /__/

          If this Form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /__/

          If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. /__/


                       CALCULATION OF REGISTRATION FEE

_____________________________________________________________________________

                                   Proposed   Proposed
                                    Maximum    Maximum
Title of Each            Amount    Offering   Aggregate   Amount of
Class of Securities      to be       Price    Offering   Registration
to be Registered       Registered  Per Unit*   Price*        Fee

_____________________________________________________________________________

Common Stock            100,000      $9.00    $900,000      $273
($ .15 par value)
_____________________________________________________________________________


* Estimated solely for purposes of computing the registration fee and based upon the average of the high and low sales prices for such common stock for October 10, 1997 as reported on the National Association of Securities Dealers Automated Quotation System/National Market System.

                                   PROSPECTUS
                           ENERGY WEST, INCORPORATED
                           DIVIDEND REINVESTMENT PLAN

                                 Larry D. Geske
                     President and Chief Executive Officer

Dear Shareholder:

    We are pleased to send you this Prospectus describing our Dividend Reinvestment Plan (the "Plan") of Energy West, Incorporated (the "Company").
The Plan provides record holders of shares of the Company's common stock, $.15 par value (the "Common Stock"), with a simple and convenient method of investing cash dividends in additional shares of Common Stock without payment of any brokerage commission or service charge. Any holder of record of the Common Stock is eligible to join the Plan.

    Participants in the Plan may have cash dividends on all shares of Common Stock registered in their names automatically reinvested in additional shares of Common Stock. PARTIAL PARTICIPATION IN THE PLAN IS NOT PERMITTED.

    Eligible shareholders who wish to participate may enroll in the Plan at any time by completing the appropriate "authorization form" and returning it to:
Davidson Trust Co., Attn: Energy West, Incorporated Dividend Reinvestment Plan, P.O. Box 2309, Great Falls, Montana 59403-2309. SHAREHOLDERS WHO ALREADY PARTICIPATE IN THE PLAN NEED NOT RETURN AN AUTHORIZATION FORM TO CONTINUE PARTICIPATING IN THE PLAN.

    Shareholders not participating in the Plan will receive dividends as declared by the Board of Directors by check.

    This Prospectus relates to 100,000 shares of Common Stock registered for sale under the Plan. Participants should retain this Prospectus for future reference.

                              Sincerely,

                              Larry D. Geske
                              President & Chief Executive Officer

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this Prospectus is October 10, 1997

                             AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C., 20549 and at the Commission's Regional Offices at Seven World Trade Center, New York, New York 10048; and 500 West Madison Street, 14th Floor, Chicago, Illinois 60661. Copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Common Stock is traded over the counter on The NASDAQ Stock Market and reports, proxy statements and other information concerning the Company can also be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street N.W., Washington, D.C. 20006. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission; the address of this site is http://www.sec.gov.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents of the Company filed with the Commission are hereby incorporated by reference in this Prospectus (File No. 0-14183):

    (1) The Annual Report on Form 10-K for the fiscal year ended June 30, 1997.

    (2) The Annual Report, as amended, on Form 10-KA Amendment 2 for the fiscal year ended June 30, 1996, filed on July 8, 1997 and the Quarterly Report, as amended, on Form 10-QA for the quarter ended March 31, 1997, filed on July 8, 1997.

    (3) The description of the Company's capital stock contained in Item 1 of the Company's registration statement on Form 8-A dated January 15, 1986 (incorporating by reference the description of the Company's capital stock contained in the Company's Registration Statement on Form S-1, File No. 33-1672).

All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock shall be deemed to be incorporated by reference into this Prospectus and to be a part

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

hereof from the respective dates of filing of such documents. Any statement contained herein or in a document all or part of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    The Company will provide, without charge, to each person to whom a copy of this Prospectus is delivered, upon written or oral request of such person, a copy of any or all of the foregoing documents incorporated by reference herein, other than exhibits to such documents, unless such exhibits shall have been specifically incorporated by reference into such documents. Requests for such copies should be directed to William J. Quast, Vice President, Energy West, Incorporated, P.O. Box 2229, Great Falls, Montana 59403-2229, telephone (406) 791-7500.

                                  THE COMPANY

    The principal executive offices of the Company are located at 1 First Avenue South, 1 River Park Tower, Mailing Address, P.O. Box 2229, Great Falls, Montana 59403-2229, and its telephone number is (406) 791-7500.

                                    THE PLAN

    The Plan was adopted by the Board of Directors of the Company on February 10, 1989 and amended by the Board of Directors as of October 10, 1997. The text of the Plan, as amended, is contained in the following numbered questions and answers:

PURPOSE

1.  What is the purpose of the Plan?

    The Plan provides holders of record of shares of Common Stock with a simple and convenient way to reinvest all of their cash dividends in additional shares of Common Stock, without payment of any brokerage commission or service charge. To the extent that such additional shares of Common Stock are purchased from the Company, the Company will receive additional funds needed for general corporate purposes. See "Use of Proceeds" below.

ADVANTAGES

2.  What are some of the advantages of the Plan?

    An eligible stockholder of record who wishes to participate in the Plan (a "Participant") may have cash dividends on all shares of Common Stock registered in the name of such Participant automatically reinvested. No commission or service charge will be paid by a Participant in connection with purchases under the Plan. Full investment of funds is possible under the Plan because fractions of shares, as well as full shares, will be credited to Participants' accounts. In addition, dividends on such fractions, as well as full shares, will be reinvested in additional shares and such shares will be credited to Participants' accounts. Participants can avoid the need for the safekeeping of certificates for shares purchased and credited to their accounts under the Plan through the free custodial service described in Paragraph No. 17 below. Regular statements of accounts will provide simplified recordkeeping.

ADMINISTRATION

3.  Who administers the Plan?

    Davidson Trust Co. is the agent (the "Agent") for Participants in the Plan and administers the Plan for Participants, keeps records, sends quarterly statements of account to Participants and performs other duties relating to the Plan. Common Stock purchased under the Plan ("Plan Shares") will be registered in the name of the Agent (or its nominee), as agent for each Participant in the Plan, and will be credited to the accounts of the respective Participants. As record holder of the Plan Shares held in Participants' accounts under the Plan, the Agent will receive dividends on all Plan Shares held on the dividend record date, will credit such dividends to Participants' accounts on the basis of full and fractional shares held in these accounts, and will automatically reinvest such dividends in additional shares of Common Stock.

PARTICIPATION

4.  Who is eligible to participate?

    All holders of record of Common Stock are eligible to participate in the Plan. If Common stock is currently registered in a shareholder's own name, the shareholder may participate directly in the Plan. Beneficial owners whose shares of Common Stock are registered in names other than their own (for example, in the name of a broker or nominee shareholder) must either become shareholders of record by having these shares transferred into their names or make arrangements with their broker or nominee to participate on their behalf.

    The Company has made arrangements with the Agent to facilitate reinvestment of dividends under the Plan by record holders such as brokers and nominee shareholders on behalf of beneficial owners. In such a case, however, the

Agent will not maintain a Plan account for the broker or nominee shareholder participating on behalf of a beneficial owner and dividend reinvestment will occur only on a per-dividend basis. See Nos. 5 and 8 below.

5.  How does a shareholder participate?

    A record holder of Common Stock may join the Plan by completing an Authorization Form accompanying this Prospectus and returning it to the Agent.
A postage-paid envelope is provided for this purpose. SHAREHOLDERS WHO HAVE PREVIOUSLY JOINED THE PLAN NEED NOT COMPLETE AN ADDITIONAL AUTHORIZATION FORM TO CONTINUE PARTICIPATING IN THE PLAN.

    Broker and nominee shareholders may participate in the Plan on behalf of beneficial owners by completing a Broker and Nominee Authorization Form and returning it to the Agent and by sending written instructions to the Agent on an Instruction Form not later than the fifth business day following the Record Date (as defined below) for the payment of each dividend. See No. 8 below.

    Authorization Forms, Broker and Nominee Authorization Forms and Instruction Forms may be obtained, at any time, by request directed to Davidson Trust Co.,
Attn: Energy West, Incorporated Dividend Reinvestment Plan, P.O. Box 2309, Great Falls, Montana 59403-2309.

6.  When may a shareholder join the Plan?

    A holder of Common Stock may join the Plan at any time. Once in the Plan, such shareholder will remain a Participant until such shareholder discontinues participation. However, the commencement of dividend reinvestment under the Plan will depend upon the date on which the appropriate forms are received by the Agent.

    If an Authorization Form directing reinvestment of dividends is received by the Agent prior to the Record Date (as hereinafter defined), that dividend will be reinvested in shares of Common Stock for the shareholder on the related dividend payment date. If the Authorization Form is received by the Agent on or after the Record Date, that dividend will be paid in cash and reinvestment will begin with the next dividend if such shareholder is still a shareholder of record.

    If the Agent receives a Broker and Nominee Authorization Form and Instruction Form from a broker or nominee shareholder on or before the fifth business day following the Record Date, the Agent will reinvest the dividend on the shares designated on such form. The reinvestment of dividends will be limited to the purchase of the largest number of whole shares that can be purchased for each account designated on such form. Any funds remaining after reinvestment will be remitted to the broker or nominee shareholder. A dividend check will be mailed to the broker or nominee shareholder in the usual manner for all shares for which reinvestment instructions are not received by the Agent.

    If the Agent receives a Broker and Nominee Authorization Form and Instruction Form after the fifth business day following such Record Date, no dividends will be reinvested based on such forms. Standing instructions are not permitted under this procedure.

7.  When will dividends be reinvested?

    Dividends on Common Stock will be reinvested as of the day on which a dividend is paid, if such date is a business day, or, if such date is not a business day, on the first business day immediately succeeding such date.
Common Stock dividend payment dates are ordinarily one of the last five days in March, June, September and December, and the record dates for the determination of such dividend payments are customarily around the thirteenth day of March, June, September and December (each a "Record Date"). If dividends are reinvested in shares purchased on the open market, however, the timing of actual share purchases may occur after the dividend payment date. See No. 12 below.

8. What do the Authorization Form, Broker and Nominee Authorization Form and Instruction Form provide?

    The Authorization Form provides for the purchase of additional shares of Common Stock through the reinvestment of dividends on all shares of Common Stock held by a Participant. The Authorization Form further directs the Agent to reinvest automatically any subsequent dividends on Plan Shares (both whole and fractional) held in the Participant's Plan account.

    Thus, under the Plan, dividends will be reinvested on a cumulative basis on all shares of Common Stock designated in the Authorization Form and on all Plan Shares held in a Participant's Plan account, until a Participant withdraws from the Plan altogether, or until the Plan is terminated.

    The Broker and Nominee Authorization Form, in connection with the Instruction Form, provides a means whereby a broker or nominee may inform the Agent each time the Company declares a cash dividend of the names of participating beneficial owners and specify the number of shares of Common Stock held with respect to each such beneficial owner. The Broker and Nominee Authorization Form, therefore, unlike the Authorization Form, contemplates new instructions to the Agent each time a dividend is declared. The Agent will reinvest the dividend payable to each identified beneficial owner in as many whole shares of Common Stock as can be purchased in accordance with the Plan.

COSTS

9.  What are the costs to a Participant in the Plan?

    There are no expenses to Participants in connection with the purchases under the Plan. All costs of administration of the Plan and any brokerage commission or service charge incurred in connection with the purchase of shares on the open market will be paid by the Company. However, if the Agent purchases Plan Shares for a Participant's account on the open market, the Participant must include as gross income that portion of any brokerage commission and service charge paid by the Company which is attributable to that purchase. See "Income Tax Consequences". In addition, if a Participant requests the Agent to sell his or her Plan Shares, the Participant must pay any related brokerage commission, service charge and applicable taxes. Although the Agent does not currently anticipate a service charge in connection with the sale of Plan Shares, the Agent has reserved the right to require that a reasonable transaction charge be paid.

PURCHASES

10. What is the source of shares purchased under the Plan?

    Plan Shares will be purchased, at the Company's discretion, either directly from the Company or on the open market, or by any combination of the foregoing. Shares purchased from the Company will be either authorized but unissued shares of Common Stock or shares held in the treasury of the Company.

11. How will the number of shares purchased for Participant be determined?

    Each Participant's account will be credited with that number of shares, including fractions computed to three decimal places, equal to the total amount to be reinvested on his behalf divided by the purchase price per share of the Common Stock. The manner in which the Plan operates does not permit the Agent to honor a request that a specific number of shares be purchased.

12. When and how will shares be purchased under the Plan?

    Purchases from the Company of authorized but unissued shares or treasury shares will be made on the relevant dividend payment date. Purchases on the open market will begin on the dividend payment date and will be completed no later than 30 days from such date except where completion at a later date is necessary or advisable under any applicable federal securities laws. Such purchases may be made in the over-the-counter market or by negotiated transactions and may be subject to such terms with respect to price, delivery and other terms as the Agent may agree to.

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

Neither the Company nor any Participant shall have any authority or power to direct the time or price at which shares may be purchased, or the selection of the broker or dealer through or from whom purchases are to be made. Participants become owners of shares purchased under the Plan as of the date of purchase.

13. What will be the price to the Participant of shares purchased under the Plan?

    The price of the shares of Common Stock purchased under the Plan will be 100% of their market value determined on the basis of the "average price" for such shares. In the case of purchases from the Company of authorized but unissued shares or treasury shares, the average price will be determined by averaging the high and low sales prices as reported on NASDAQ/National Market System on such dividend payment date or, if the Common Stock shall not have been traded on such dividend payment date, on the next preceding day on which it shall have been traded. In the case of purchases of Common Stock on the open market, the average price will be the weighted average purchase price of shares purchased for the relevant dividend payment date.

PARTICIPANTS' ACCOUNTS AND REPORTS

14. What accounts will be maintained for each Participant?

    The Agent will maintain an account for each Participant (other than a broker or nominee shareholder participating on behalf of a beneficial owner). All shares purchased for a Participant under the Plan will be credited to his or her account and held for him or her. When certificates for shares are issued to a Participant or shares are sold for a Participant's account pursuant to the Plan, these shares will be withdrawn from his or her account.

15. What reports will be sent to Participants in the Plan?

    Each Participant will receive a statement of his or her account following each purchase of additional shares. These statements are a Participant's continuing record of the cost of purchases and should be retained for income tax purposes. In addition, each Participant will receive each revised Prospectus for the Plan and copies of the same communications sent to all holders of Common Stock, including the Company's quarterly reports to shareholders, the Annual Report to Shareholders, the Notice of Annual Meeting and Proxy Statement. To the extent required by the Internal Revenue Code of 1986, as amended (the "Code"), the Company will also report annually to the Internal Revenue Service and Participants the dividend income received by each Participant.

    Broker and nominee shareholders participating in the Plan will receive from the Agent a statement identifying each account designated for reinvestment and showing for each such account the number of shares so designated, the total dividend paid, the number of shares purchased, the total cost of the shares, the amount of uninvested dividends remaining, the fair market (taxable) value of the shares and the total dividend reportable for Federal income tax purposes. With the listing, the broker or nominee shareholder will receive separate stock certificates registered in the name of the broker or nominee shareholder for the shares purchased for each designated account and a check for the total uninvested dividends.

DIVIDENDS ON FRACTIONAL SHARES

16. Will Participants be credited with dividends on fractions of shares held in their Plan accounts?

    Yes.

CERTIFICATES FOR SHARES

17. Will certificates be issued for shares of Common Stock purchased?

    Certificates for Plan Shares purchased for a Participant's account normally will not be issued to Participants. Plan Shares will be held in the name of the Agent or its nominee. This service protects against the loss, theft or destruction of the stock certificates evidencing Plan Shares. However, certificates will be issued to any Participant upon specific written request. See No. 18 below. The number of shares purchased for a Participant's account under the Plan will be shown on his or her statement of account.

    Broker and nominee shareholders participating in the Plan will receive on a quarterly basis from the Agent, along with the listing showing transactions for their accounts, separate stock certificates registered in the name of the broker or nominee shareholder for the shares purchased for each designated account and a check for the total uninvested dividends.

WITHDRAWAL OF SHARES IN PLAN ACCOUNTS

18. How and when may shares be withdrawn from the Plan?

    Plan Shares credited to a Participant's account may be withdrawn by a Participant by notifying the Agent in writing specifying the number of whole shares to be withdrawn.

    Certificates for whole shares of Common Stock so withdrawn will be issued to and registered in the name of the Participant. In no case will certificates for

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

fractional shares be issued. A cash payment will be made, upon request, for any remaining fractional shares in a Participant's Plan account. The cash payment will be based on the average of the high and low sales prices for the Common Stock, as reported on NASDAQ/National Market System on the day the withdrawal request is received.

19. Will dividends on shares withdrawn from the Plan continue to be reinvested?

    Yes. Cash dividends will be reinvested on all shares of Common Stock registered in the name of a Participant, until a Participant withdraws from the Plan altogether, or until the Plan is terminated.

SALE OR TRANSFER OF SHARES

20. May shares in a Plan account be sold or pledged?

    Upon the written request of a Participant, the Agent will sell any number of whole shares credited to the Participant's account. The Participant will pay any related brokerage commission, service charge and applicable taxes and will receive the proceeds of the sale less these amounts.

    No shares will be sold, however, between a Record Date and the dividend payment date. For example, if the Record Date for the payment of a dividend is March 13, all requests for sales received after March 13 will be held until after the related dividend payment date.

    Shares credited to the account of a Participant may not be pledged. A Participant who wishes to pledge such shares must request that certificates for such shares be issued in his or her name.

21. What happens when a Participant sells or transfers all of the shares of Common Stock registered in the Participant's name?

    If a Participant sells or transfers some or all of the shares of Common Stock registered in his or her name, the Agent, at its discretion, may continue to reinvest the dividends on the shares credited to the Participant's account under the Plan, until notified in writing by the Participant that he or she wishes to withdraw from the Plan, or may terminate the Participant's Plan participation and sell all of the shares credited to his or her account. Upon termination, the Agent will remit to the former Participant the proceeds from any sale, less any related brokerage commission and applicable taxes, and payment for any fractional shares.

TERMINATION OF PARTICIPATION

22. How and when may a Participant terminate participation in the Plan?

    A Participant may terminate participation in the Plan at any time by notice in writing to the Agent; provided, however, that termination requests received after the Record Date for a dividend will not be processed until after the related dividend payment date.

    If the termination request is received by the Agent prior to the Record Date for a particular dividend, that dividend and all subsequent dividends upon shares registered in the former Participant's name will be paid in cash.

    If the termination request is received by the Agent either on the Record Date for a particular dividend or between the Record Date and the related dividend payment date, that dividend may be reinvested in additional shares of Common Stock for the Participant's account. The Agent, in its sole discretion, may either pay any such dividend in cash or reinvest it in Common Stock on behalf of the terminating Participant. The request for termination will then be processed as promptly as possible following the dividend payment date.

    After termination, dividends will be paid to the shareholder in cash unless and until the shareholder rejoins the Plan, which he or she may do at any time by completing an Authorization Form and returning it to the Agent. See No. 5 above.

23. What happens when a Participant terminates participation in the Plan?

    When a Participant terminates participation in the Plan, or upon termination of the Plan by the Company, certificates for whole shares credited to the Participant's account will be issued and a cash payment will be made for any fraction of a share. The cash payment will be based on the average of the high and low sales prices for the Common Stock, as reported on NASDAQ/National Market System, on the day the withdrawal request is received or the date of termination.

    In the alternative, upon termination of participation in the Plan, a Participant may request that all of the shares, both whole and fractional, credited to the Participant's account in the Plan be sold. If the Participant requests a sale, the sale will be made for the account of the Participant by the Agent. The Participant will pay any related brokerage commission, service charge and applicable taxes, and will receive the proceeds of the sale less these amounts.

OTHER INFORMATION

24. How will a Participant's shares be voted at meetings of Shareholders?

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

    Participants will receive proxy cards covering all whole shares held, including shares held directly and shares held under the Plan. If a proxy card is returned properly signed and marked for voting, the shares covered will be voted as marked. If a proxy card is returned properly signed, but without instructions as to the manner shares are to be voted with respect to any item thereon, the shares covered will be voted in accordance with the recommendations of the Company's Board of Directors. If the proxy card is not returned, or if it is returned unexecuted or improperly executed, the shares covered will not be voted.

25. What happens if the Company issues a dividend payable in stock or declares a stock split?

    Any stock dividends or split shares payable in Common Stock on Plan Shares will be credited pro rata to each Participant's account. Stock dividends or split shares distributed on shares registered in a Participant's name will be mailed directly to the Participant.

26. What is the responsibility of the Company and the Agent under the Plan?

    The Company, and the Agent as administrator of the Plan, will not be liable for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability arising out of failure to terminate a Participant's Plan participation upon such Participant's death prior to receipt of legally sufficient instructions with respect thereto, the prices at which shares are purchased or sold for the Participant's account, the times when purchases or sales are made or fluctuations in the market value of the Common Stock.

    A Participant's investment in shares held in a Plan account is no different than an investment in directly-held shares. The Participant bears the risk of loss and the benefit of gain from market price changes with respect to all shares. Participants should recognize that neither the Company nor the Agent can assure Participants of profits, or protect Participants against losses, on the shares purchased under the Plan.

27. What provision is made for foreign shareholders subject to income tax withholding?

    In the case of those foreign shareholders who elect to have all of their cash dividends reinvested and whose dividends are subject to United States income tax withholding, the Agent will reinvest in shares of Common Stock an amount equal to the dividends of such foreign Participants after the deduction of withholding taxes which are generally equal to 30%, unless reduced by treaty. However, if the Agent should receive in United States dollars from any foreign Participant, in advance of the dividend payment date for any dividend, the amount of his or her income tax to be withheld from that dividend, the Agent will invest the full amount of that dividend.

28. May the Plan be changed or discontinued?

    The Company reserves the right to suspend, modify or terminate the Plan at any time and to interpret and regulate the Plan as it deems necessary or desirable in connection with the operation of the Plan. All Participants will receive notice of any suspension, modification or termination.

29. Where should correspondence regarding the Plan be directed?

    All correspondence regarding the Plan should be addressed to:

          Davidson Trust Co.
          Energy West, Incorporated Dividend Reinvestment Plan
          P.O. Box 2309
          Great Falls, Montana 59403-2309

                            INCOME TAX CONSEQUENCES

    Reinvestment of Dividends. In general, Participants will receive the same federal income tax treatment with respect to dividends on their shares as any other holder of Common Stock. When the Agent acquires shares for a Participant's account directly from the Company, the Participant must include in gross income a dividend equal to the number of shares purchased with the Participant's reinvested dividends multiplied by the fair market value of Common Stock on the relevant dividend payment date. The Participant's basis in those shares will also equal the fair market value of the shares on the relevant dividend payment date.

    Alternatively, when the Agent purchases Common Stock for a Participant's account on the open market with reinvested dividends, a Participant must include in gross income a dividend equal to the actual purchase price to the Agent of the shares plus that portion of any brokerage commissions and service fees paid by the Company which are attributable to the purchase of the Participant's shares. The Participant's basis in Plan shares held for his or her account will be equal to their purchase price plus allocable brokerage commissions and service fees.

    Dividend income realized by a Participant will ordinarily not be subject to withholding of United States federal income tax. However, a backup withholding tax at a rate of 20% may be made by reason of the events specified by Section 3406 of the Code and regulations promulgated thereunder which include failure of a Participant to supply the Company or its agent with such Participant's taxpayer identification number.

    Reporting of Taxable Dividend Income. The Company will report the dividend income to participants and to the IRS on Form 1099-Div. The brokerage commission paid by the Company will be included as dividend income. When Plan accounts are terminated and shares are sold through the Company, the Company will also report the proceeds from the sale to terminated participants and to the IRS on Form 1099-B.

    Additional Information. The holding period for Plan Shares will begin the day after the date the shares are acquired. Under current provisions of the Code, the partial dividend exclusion available to individuals has been eliminated and, in general, the corporate dividends-received deduction has been reduced to 70%. Corporate stockholders also should be aware that the Code limits the availability of the dividends-received deduction under various special rules, including the situation where a holder of stock incurs indebtedness directly attributable to such stock. For further information on a corporate stockholder's eligibility for the dividends-received deduction, Participants should consult with their own tax advisors.

    A Participant will not realize any taxable income when he or she receives certificates for whole shares credited to his or her account under the Plan, either upon a request for such certificates or upon withdrawal from or termination of the Plan. However, a Participant who receives, upon withdrawal from or termination of the Plan, a cash payment for the sale of Plan shares held for such Participant's account or for a fractional share then held in his or her account will realize gain or loss measured by the difference between the amount of the cash received and the Participant's basis in such share or fractional share. Such gain or loss will be capital in character if such shares or fractional shares are a capital asset in the hands of the Participant and will be a long-term capital gain if the holding period therefor is more than 12 months. For further information as to tax consequences of participation in the Plan, Participants should consult with their own tax advisors.

                                USE OF PROCEEDS

    The Company has no basis for estimating the number of shares of Common Stock that will ultimately be sold pursuant to the Plan or the prices at which such shares will be sold. However, the Company proposes to use the net proceeds from the sale of newly issued or treasury shares of Common Stock to provide funds for general corporate purposes.

    For additional information concerning the Company's business and the financing thereof, see the Company's latest Annual Report on Form 10-K and other documents incorporated by reference in this Prospectus.

                                    EXPERTS

    The consolidated financial statements of Energy West, Incorporated appearing in the Company's Annual Report (Form 10-K) for the year ended June 30, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                 LEGAL MATTERS

    The validity of the issuance of the Plan Shares offered hereby has been passed upon by the Company by Dorsey & Whitney LLP, Minneapolis, Minnesota.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

    The Bylaws of the Company and the Montana Business Corporation Act provide that the officers and directors of the Company and certain others shall be indemnified for certain liabilities and costs incurred by them in connection with the performance of their duties. This indemnification may include indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act").

    Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers or persons controlling the Company, pursuant to the foregoing provisions or otherwise, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

No person has been authorized to give any information or to make any representation not contained in this Prospectus in connection with the offer contained herein, and if given or made, such information or representation must not be relied upon as having been authorized by the Company. This Prospectus is neither an offer to sell or a solicitation of an offer to buy any securities other than those specifically offered hereby, nor is it such an offer or solicitation in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale hereunder, under any circumstances, shall create any implication that information herein is correct as of any time subsequent to the date hereof.


                          ------------------------

                              TABLE OF CONTENTS


P R O S P E C T U S
-------------------

AVAILABLE INFORMATION                2
INCORPORATION OF CERTAIN
  DOCUMENTS BY REFERENCE             2
THE COMPANY                          3
THE DIVIDEND REINVESTMENT PLAN       3
     Purpose                         3
     Advantages                      3
     Administration                  4
     Participation                   4
     Costs                           7
     Purchases                       7
     Participants' Accounts
       and Reports                   8
     Dividends on Fractional
       Shares                        9
     Certificates for Shares         9
     Withdrawal of Shares in
       Plan Accounts                 9
     Sale or Transfer of
       Shares                        10
     Termination of
       Participation                 11
     Other Information               11
INCOME TAX CONSEQUENCES              14
USE OF PROCEEDS                      15
EXPERTS                              15
LEGAL MATTERS                        16
INDEMNIFICATION FOR
  SECURITIES ACT LIABILITIES         16


                                    [LOGO]

                        -------------------------------

                              P R O S P E C T U S

                       --------------------------------


                          DIVIDEND REINVESTMENT PLAN

                               October 10, 1997

                                    PART II.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

     SEC registration fee               $   273
     NASDAQ filing fee                        0
     Accountants' fees and expenses       2,000
     Legal fees and expenses             15,000
     Printing and engraving expenses      3,500
     Blue Sky fees and expenses           3,500
     Miscellaneous expenses                 500
                                        -------
     Total                              $24,773
                                        =======
     All fees and expenses other than the SEC registration fee are estimated. The expenses listed above will be paid by the Company.

Item 15.  Indemnification of Directors and Officers

     Reference is made to Sections 35-1-451 through 35-1-459 of the Montana Business Corporation Act, which provide that a corporation may indemnify any individual who was, is or is threatened to be made a named defendant in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation in which an individual was adjudged liable to the corporation), and whether formal or informal, because such individual is or was a director of the corporation or, while a director of the corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust employee, benefit plan or other enterprise. The indemnity may include judgments, penalties, fines (including an excise tax assessed with respect to an employee benefit), amounts paid in settlement and reasonable expenses (including attorney's fees) incurred by such individual in connection with such action, suit or proceeding if such individual conducted him or herself in good faith and reasonably believed, in the case of conduct in an official capacity with the corporation, that his or her conduct was in the corporation's best interests, and, in all other cases, that his or her conduct was at least not opposed to the corporation's best interests and if, in the case of any criminal proceeding, such individual had no reasonable cause to believe his or her conduct was unlawful. In addition, a Montana corporation may indemnify any of its officers, employees and agents who are not directors to the same extent as to a director and may also indemnity any officer, employee or agent who is not a director to the extent, consistent with public policy, that may be provided by the corporation's articles of incorporation, its by-laws, general or specific action of its board of directors or contract.

     Article VI, Section 6.1 of the Bylaws of the Company, as amended, provides that the Company shall indemnify its officers and directors against certain claims, liabilities and expenses arising out of any action, suit or proceeding in which such individual is a party by reason of being an officer or director of the Company, provided that such individual shall not be adjudged to have been liable for actual negligence or misconduct in the performance of his or her duties.

     Article 8 of the Company's Amended Articles of Incorporation provides that a director of the Company shall not be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its shareholders, (ii) for acts or omissions that constitute willful misconduct, recklessness or a knowing violation of law, (iii) under Section 35-1-713 of the Montana Business Corporation Act, or (iv) for a transaction from which the director derives an improper personal benefit.

     The foregoing discussion is qualified in its entirety by reference to the Montana Business Corporation Act, the Company's Amended Articles of Incorporation, and the Company's Bylaws, as amended.


Item 16.  Exhibits
          --------

     3.1 Restated Articles of Incorporation of the Company, as amended (Incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-2, File No. 333-31907).

     3.2 Bylaws of the Company, as amended (Incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-2, File No. 333-31907).

     5 Opinion of Counsel as to legality of Common Stock and Consent (filed herewith).

     23.1 Consent of Independent Auditors (filed herewith).

     23.2 Consent of Counsel (included in Exhibit 5).

     24   Powers of Attorney (filed herewith).

Item 17.  Undertakings
          ------------

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Great Falls, State of Montana, on the 10th day of October, 1997.

                                    ENERGY WEST, INCORPORATED


                                    By /s/ Larry D. Geske
                                       ----------------------------
                                       Larry D. Geske
                                       President and Chief
                                       Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:


Name                   Title                            Date
----                   -----                            ----
/s/ Larry D. Geske
_____________________  President, Chief Executive       October 10, 1997
Larry D. Geske         Officer and Director
                       (Principal Executive Officer)
/s/ Edward J. Bernica
_____________________  Vice President, Chief Financial  October 10, 1997
Edward J. Bernica      Officer
                       (Principal Financial Officer)
/s/ William J. Quast
_____________________  Vice President, Treasurer,       October 10, 1997
William J. Quast       Controller, and Assistant
                       Secretary (Principal Accounting
                       Officer)

Name                      Title                        Date
----                      ------                       -----

         *
______________________    Director                     October 10, 1997
Ian B. Davidson


         *
______________________    Director                     October 10, 1997
Thomas N. McGowen, Jr.


         *
______________________    Director                     October 10, 1997
G. Montgomery Mitchell


         *
______________________    Director                     October 10, 1997
David A. Flitner


         *
______________________    Director                     October 10, 1997
Dean South

         *
______________________    Director                     October 10, 1997
George Ruff

    /s/ Larry D. Geske
*By_________________________
     Larry D. Geske
     Attorney-in-fact

                               INDEX TO EXHIBITS


Exhibit
Number     Description of Exhibit                        Form of Filing
-------    ----------------------                        --------------

5          Opinion of Dorsey & Whitney LLP
           regarding legality........................... Electronic Transmission

23.1       Consent of Ernst & Young LLP................. Electronic Transmission

23.2       Consent of Dorsey & Whitney LLP
           (included in Exhibit 5 to this Registration
           Statement)................................... Electronic Transmission

24         Power of Attorney............................ Electronic Transmission